UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stepan Company (“Stepan”) held its Annual Meeting of Stockholders on April 28, 2026 (the “Annual Meeting”). At the Annual Meeting, there were 19,939,848 shares of Stepan’s common stock represented to vote either in person or by proxy, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (1) election of three nominees to serve as directors until the annual meeting of stockholders to be held in 2029; (2) an advisory vote to approve the compensation of Stepan’s named executive officers; and (3) ratification of the appointment of Deloitte & Touche LLP as Stepan’s independent registered public accounting firm for 2026.

Set forth below are the matters acted upon at the Annual Meeting and final voting results on each such matter as reported by Stepan’s inspector of elections.

Proposal 1: Election of Directors

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Joaquin Delgado	17,708,824	574,142	18,146	1,638,736
Corning F. Painter,	18,083,634	199,377	18,100	1,638,736
F. Quinn Stepan, Jr.	17,761,172	528,911	11,029	1,638,736

Proposal 2: Advisory Vote to Approve the Compensation of Stepan’s Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,000,565	1,233,415	67,131	1,638,736

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as Stepan’s Independent Registered Public Accounting Firm for 2026

FOR	AGAINST	ABSTAIN
19,630,780	289,370	19,698

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date:	April 30, 2026	By:	/s/ Shawn Lisle
Shawn G. Lisle General Counsel and Secretary